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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM 8-K

                               -----------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

               May 22, 2003                                      0-25053
               ------------                                      -------
Date of Report (Date of earliest event reported)          Commission File Number


                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                 14-1782422
            --------                                 ----------
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)



                     110 East Broward Boulevard ,Suite 1400
                         Fort Lauderdale, Florida 33301
                         ------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (954) 769-5900
                                 --------------
              (Registrant's telephone number, including area code)

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


PRELIMINARY NOTE: This Report contains financial information and includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, integration of newly acquired businesses (including the business of Direct Partner Telecom described in Item 2 below), product delivery, product launch dates, risks relating to the Internet, further development of acquired technology, the availability of financing or other capital to fund its plans and operations, the management of growth, market acceptance of certain products, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance and actual results may, and often do, differ adversely from these forward-looking statements.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF DIRECT PARTNER TELECOM, INC.

On May 28, 2003, theglobe.com ("theglobe" or the "Company") acquired Direct Partner Telecom, Inc., a Florida corporation, a development stage company engaged in Voice over the Internet (or "VoIP") telephony services both domestically and internationally. The Company acquired Direct Partner Telecom in exchange for 1.375 million shares of Common Stock of theglobe.com and the issuance of warrants to acquire 500,000 shares of theglobe's Common Stock at a strike price of $0.72 per share. The warrants are exerciseable any time before May 28, 2013. In addition, the former shareholders of Direct Partner Telecom may earn additional warrants to acquire up to 2.75 million shares of theglobe's Common Stock at a strike price of $0.72 if Direct Partner Telecom achieves certain revenue and earnings targets over approximately the next three years. These warrants will also accelerate and be deemed earned in the event of a "change on control" (as defined in the acquisition documents) of the Company. The former shareholders of Direct Partner Telecom are entitled to one demand registration right in connection with the 1.375 million shares of common stock issued at closing and the shares of common stock issuable upon exercise of the warrants.

In addition, as part of the transaction, theglobe.com agreed to repay loans totaling $600,000 to certain of the former shareholders of Direct Partner Telecom. $500,000 was paid immediately after the closing of the acquisition and promissory notes for $100,000, with a two year maturity, were issued for the balance. The funds for payment of the $500,000 were obtained from the proceeds of a secured convertible promissory note financing with certain affiliates of theglobe, as described in Item 5 of this Report. As part of the acquisition, James Magruder agreed to remain as CEO of Direct Partner Telecom, which is now a wholly-owned subsidiary of theglobe, pursuant to a one year employment agreement. In addition, Mr. Magruder was appointed Vice President of Network Operations for theglobe. The employment agreement pays Mr. Magruder a base salary of $125,000 per annum. The employment agreement also contains provisions relating to confidentiality, inventions and non-competition.

Management believes that the acquisition of Direct Partner Telecom and its operating infrastructure, combined with theglobe.com's patent pending digital telephony technology, will enable the Company to accelerate the deployment and marketing of its own VoIP services under the brand name "voiceglo". The acquisition is anticipated to enable theglobe to offer services allowing subscribers to terminate calls to over 200 international destinations by mid-summer and to allow us to enter regional markets for international VoIP telephony services.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

SECURED CONVERTIBLE NOTE FINANCING

On May 22, 2003, E&C Capital Partners, LLLP ("E&C Partners"), a company which is owned by Michael S. Egan, our Chairman and Chief Executive Officer, and in which Edward Cespedes, our President owns a minority interest, together with certain trusts, of which Mr. Egan is the trustee (the "Trusts"), entered into a Note Purchase Agreement with the Company pursuant to which they acquired convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $1,750,000. The Convertible Notes are convertible at anytime into shares of the Company's common stock at a blended rate of $.09 per share (the Convertible Note held by E&C Partners converts at approximately $.0794 per share and the Convertible Notes held by the Trusts convert at $.10 per share). Assuming the conversion of all of the Convertible Notes, and without regard to the potential anti-dilutive adjustments described below, approximately 19,445,000 shares of common stock would be issued. The Convertible Notes have a one year maturity date, which may be extended at the option of the holder of the Note for periods aggregating two years, and are secured by a pledge of substantially all of the assets of the Company. The Convertible Notes bear interest at the rate of ten
(10) percent per annum, payable semi-annually. At the election of the holder of the Convertible Notes, interest may be payable in shares of the Company's common stock.

In addition, E&C Partners was issued a warrant to acquire 3,888,889 shares of theglobe.com common stock at an exercise price of $.15 per share (the "Warrant" and together with the Convertible Notes, the "Convertible Note Investment"). The Warrant is exercisable at any time on or before May 22, 2013. E&C Partners and the Trusts are entitled to certain demand and piggy-back registration rights in connection with their investment. The conversion price of the Convertible Note and the exercise price of the Warrant (together with the number of shares for which such Warrant is exerciseable) is subject to adjustment upon the occurrence of certain events, including downward adjustment on a weighted-average basis in the event the Company should issue securities in the future at a purchase price below the respective conversion price and exercise price of the Convertible Notes and Warrants.

The Company used $500,000 of the proceeds from the sale of the Convertible Notes to satisfy certain repayment obligations to certain of the former shareholders of Direct Partner Telecom pursuant to the acquisition described in Item 2 of this Form 8-K, and intends to use the balance of the proceeds from the sale of the Convertible Notes for its general working capital requirements.

As a result of the issuance of the Convertible Notes and the warrants at the applicable conversion and exercise prices, certain anti-dilution provisions applicable to previously outstanding warrants to acquire approximately 5.375 million shares of theglobe.com common stock have been triggered. Like many types of warrants commonly issued, these outstanding warrants to acquire shares of the Company's common stock include weighted average anti-dilution provisions which result in a lowering of the exercise price, and an increase in the number, of warrants to acquire shares of the Company's common stock anytime shares of common stock are issued (or options or other securities exercisable or convertible into common stock) for a price per share less than the then exercise price of the warrants. As a result of the Convertible Note Investment, the exercise price was lowered from approximately $.96 to $.68 per share on these warrants and the number of shares issuable upon exercise was proportionally increased from approximately 5.375 million shares to 6.588 million shares. Michael Egan and certain companies he controls (including E&C Capital) are the Company's largest shareholder and if he elected to convert all of the convertible securities which he owns (including the Convertible Notes) and exercise all of his outstanding vested options and warrants, he would beneficially own approximately 71% of the Company's issued and outstanding shares of common stock.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) In accordance with Instruction 4 of this Item 7, financial statements and pro forma information, if any, required by this Item will be filed by an amendment to this initial report on Form 8-K not later than August 11, 2003 (60 days after the last date upon which this Form 8-K may have been filed [June 12, 2003] with respect to the matter described in Item 2 hereof).

(c)      Exhibits

4.1 Form of Warrant dated May 22, 2003 to acquire an aggregate of 3,888,889 shares of theglobe.com Common Stock.

4.2      Form of Convertible Promissory Note

4.3 Form of Warrant dated May 28, 2003 to acquire an aggregate of 500,000 shares of theglobe.com Common Stock.

99.1 Note Purchase Agreement dated May 22, 2003 between thegloble.com, inc. and E&C Capital Partners, LLLP, and certain other investors named therein.

99.2 Agreement and Plan of Merger dated May 23, 2003 between theglobe.com, DPT Acquisition, Inc., Direct Partner Telecom, Inc., and the shareholders thereof.

99.3 Employment Agreement dated May 28, 2003 between theglobe.com and James Magruder.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2003                  theglobe.com, inc.



                                     By:         /s/ Edward Cespedes
                                         -----------------------------------
                                              Edward Cespedes, President

                                  EXHIBIT INDEX
                                  -------------


Exhibit
   No.                            Document Description
   ---                            --------------------

4.1 Form of Warrant dated May 22, 2003 to acquire an aggregate of 3,888,889 shares of theglobe.com Common Stock.

4.2      Form of Convertible Promissory Note

4.3 Form of Warrant dated May 28, 2003 to acquire an aggregate of 500,000 shares of theglobe.com Common Stock.

99.1 Note Purchase Agreement dated May 22, 2003 between thegloble.com, inc. and E&C Capital Partners, LLLP, and certain other investors named therein.

99.2 Agreement and Plan of Merger dated May 23, 2003 between theglobe.com, DPT Acquisition, Inc., Direct Partner Telecom, Inc., and the shareholders thereof.

99.3 Employment Agreement dated May 28, 2003 between theglobe.com and James Magruder.